UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2020

Commission File Number 000-51160

MOBIQUITY TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

New York

(State or other jurisdiction of incorporation or
organization)

35 Torrington Lane, Shoreham, NY 11786

(Address of principal executive offices)

516-246-9422

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See Item 5.07 below.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 7, 2020, the Company announced that the stockholders ratified, adopted and approved through a Proxy Statement Consent Solicitation, the following proposals: (i) a certificate of amendment (the “Certificate of Amendment”) to the Company’s restated certificate of incorporation to effectuate a Reverse Split of our common stock at a ratio of not less than one-for-100 and no more than one-for 500, which such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board at its sole discretion; and (ii) a Certificate of Amendment to the Company’s restated certificate of incorporation to decrease the number of shares of common stock, par value $.0001 per share, of the Company (“Common Stock”) from two billion to 100 million with the number of authorized shares of Preferred Stock, $.0001 par value, remaining at 5 million, it being understood that the second action would only be implemented in the event the Board effectuates the Reverse Split.

Proposal No. 1 was approved by 99.7% of the voting capital stock (i.e. 905,848,550 shares in favor). 1,660,785 shares voted against Proposal No. 1 and 1,106,734 shares abstained from voting.

Proposal No. 2 was approved by 99.7% of the voting capital stock (i.e. 905,897,528 shares in favor). 1,859,781 shares voted against Proposal No. 2 and 858,760 shares abstained from voting.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 7, 2020	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Name: Dean L. Julia
Title: Chief Executive Officer

3